Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 23, 2026, related to the consolidated financial statements of C3.ai, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of C3.ai, Inc. for the year ended April 30, 2026.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 23, 2026